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                                                                    EXHIBIT 99.7
                  CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

            FOR THE SPECIAL MEETING OF STOCKHOLDERS - MARCH 15, 1995
      THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN

                 -   THE LOCKHEED CAPITAL ACCUMULATION PLAN
                 - THE LOCKHEED HOURLY EMPLOYEE SAVINGS AND STOCK INVESTMENT PLAN - FORT WORTH AND ABILENE DIVISIONS




The undersigned, a Participant in one of the plans named above, hereby instructs Bankers Trust, as Trustee under the plan, to vote all equivalent shares of common stock of Lockheed allocated to the account of the undersigned under the plan ("Shares") in accordance with the instructions on the reverse side of this form, and to represent the undersigned at the Special Meeting of Stockholders of Lockheed to be held at The Ritz-Carlton Chicago, 160 E. Pearson Street, Chicago, Illinois on March 15, 1995, at 9:00 a.m. local time, and at any adjournments or postponements thereof, and to act in its discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The submission of this voting instruction form, if properly executed, revokes all prior voting instruction forms.

TO ASSURE THAT YOUR VOTING INSTRUCTIONS ARE FOLLOWED, THIS FORM MUST BE PROPERLY COMPLETED, SIGNED AND RECEIVED BACK BY THE TRUSTEE BY THE CLOSE OF BUSINESS ON MARCH 13, 1995. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED THE TRUSTEE WILL VOTE THE EQUIVALENT SHARES ALLOCATED TO YOUR ACCOUNT IN ITS DISCRETION. YOUR VOTING INSTRUCTIONS ARE CONFIDENTIAL.


                                              EQUIVALENT SHARES:




      Please specify your choice on each item, date and sign (on the reverse hereof), fold and return in the enclosed envelope.
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         X    Please mark your choice like this and sign and date below

FOR YOUR INFORMATION, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.
THE TRUSTEE MAKES NO RECOMMENDATIONS WITH RESPECT TO YOUR VOTING DECISIONS.



1.       / /FOR         / /AGAINST         / /ABSTAIN                Approve and adopt an Agreement and Plan of Reorganization, dated August 29, 1994, as amended as of February 7, 1995,
                                                                     and a Plan and Agreement of Merger, dated August 29, 1994.


2.       / /FOR         / /AGAINST         / /ABSTAIN                Approve the adoption of the Lockheed Martin 1995 Omnibus
                                                                     Performance Award Plan.


3.       / /FOR         / /AGAINST         / /ABSTAIN                Approve the adoption of the Lockheed Martin Directors Deferred
                                                                     Stock Plan.


As a Participant in the Plan, I hereby acknowledge receipt of the Joint Proxy Statement/Prospectus relating to the Special Meeting of Stockholders of Lockheed, and I hereby instruct the Trustee to vote all equivalent shares allocated to my account as I have indicated above. If this form is signed and received by the Trustee on time but I do not indicate my voting preferences, my equivalent shares will be voted in the Trustee's discretion.

The submission of this voting instruction form, if properly signed and dated, revokes ALL of my prior equivalent share voting instructions received by the Trustee.


      ------------------------------                       --------------------
               SIGNATURE                                           DATE


    PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION FORM PROMPTLY IN THE ENVELOPE PROVIDED


I PLAN TO ATTEND THE SPECIAL MEETING      / /YES                 / /NO


        (Line markings on the top and bottom of this form are provided as a folding guide)